Exhibit 99.3
RADISYS CORPORATION
PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
     On July 26, 2006, RadiSys Corporation (“RadiSys”) and Convedia Corporation (“Convedia”) entered into an Arrangement Agreement (the “Arrangement Agreement”) pursuant to which RadiSys would acquire all of the capital stock of Convedia (the “Arrangement”). On September 1, 2006, the Arrangement was consummated, whereupon RadiSys acquired all of the capital stock of Convedia and Convedia became a wholly-owned subsidiary of RadiSys (the “Acquisition”). The Arrangement was approved by the Supreme Court of British Columbia and by the shareholders and option holders of Convedia.
     Pursuant to the Arrangement Agreement, RadiSys paid approximately $105 million in cash at closing (“Initial Consideration”). Up to an additional $10 million in cash (the “Final Consideration”) is payable based on a contingent payment formula tied to achieving certain profitability goals during the twelve-month period beginning October 1, 2006 (“Contingent Payment Provision”). The total preliminary purchase price of the Acquisition which consists of the Initial Consideration and the estimated direct acquisition-related expenses is currently estimated to be approximately $110.9 million and has been accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” The Final Consideration and any associated direct expenses will be recorded as additional goodwill when the Contingent Payment Provision is determinable beyond a reasonable doubt.
     The Unaudited Pro Forma Combined Balance Sheet as of June 30, 2006 and the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2006 and fiscal year ended December 31, 2005 combine the historical RadiSys and Convedia balance sheets and statements of operations as if the Acquisition, which occurred on September 1, 2006, had been completed on June 30, 2006 for purposes of the presentation of the Unaudited Pro Forma Combined Balance Sheet and on January 1, 2005 for purposes of the presentation of the Unaudited Pro Forma Combined Statements of Operations. The Unaudited Pro Forma Combined Balance Sheet combines RadiSys’ unaudited consolidated balance sheet as of June 30, 2006 with Convedia’s unaudited consolidated balance sheet as of June 30, 2006. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 31, 2005 combines RadiSys’ consolidated statement of operations for the year ended December 31, 2005 with Convedia’s consolidated statement of operations for the year ended March 31, 2006. The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2006 combines RadiSys’ unaudited consolidated statement of operations for the six months ended June 30, 2006 with Convedia’s unaudited consolidated statement of operations for the six months ended June 30, 2006. Convedia’s historical unaudited consolidated statement of operations for the six months ended June 30, 2006 was derived by adding Convedia’s consolidated statement of operations for the three months ended June 30, 2006 to Convedia’s consolidated statement of operations for the three months ended March 31, 2006. As a result, Convedia’s consolidated statement of operations for the three months ended March 31, 2006 was included in both the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2006 and the fiscal year ended December 31, 2005. For more information, see footnote (*) on the face of the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2006, herein.
     The Unaudited Pro Forma Combined Financial Statements should be read together with the financial statements including the notes to these statements of RadiSys included in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2005 and the historical audited and unaudited financial statements of Convedia included in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K/A.
     The pro forma adjustments reflecting the consummation of the Acquisition included in the Unaudited Pro Forma Combined Financial Statements are based on the purchase method of accounting, available financial information and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Combined Financial Statements. Specifically, the unaudited pro forma combined balance sheet is presented to give effect to the Acquisition as if the transaction had been consummated on June 30, 2006. As a result, the pro forma adjustments giving effect to the allocation of the preliminary purchase price are based on the fair values of the tangible and intangible assets acquired and liabilities assumed as of June 30, 2006 and may be affected and materially changed by the results of Convedia’s operations up to the closing date (September 1, 2006) of the Acquisition.
     As of June 30, 2006, the allocation of the estimated preliminary cash purchase price of $110.9 million is summarized as follows: tangible assets acquired and liabilities assumed — $9.2 million, identifiable intangible assets — $47.4 million, deferred employee compensation — $1.9 million, in-process research and development charge — $14.0 million and goodwill — $38.4 million. The valuation of the tangible and identifiable intangible assets and liabilities are subject to final valuations and further review by management, which may result in material adjustments. Adjustments to these estimates will be included in the final allocation of the purchase price of Convedia. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.
     Until the Final Consideration and any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets and liabilities is considered final, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of RadiSys and Convedia.
     The Unaudited Pro Forma Combined Financial Statements as of and for the six months ended June 30, 2006 and year ended December 31, 2005 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Convedia had occurred on the dates indicated in these pro forma combined financial statements nor does this information purport to project our results or financial position for any future periods.

RADISYS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(In thousands of U.S. Dollars)

						Pro Forma
	RadiSys	Convedia				Combined
	June 30,	June 30,	Pro Forma			June 30,
	2006	2006	Adjustments			2006
			(Note 2)
ASSETS
Current assets:

Cash and cash equivalents	$130,769	$4,207	$(106,040)	(a	)	$28,936
Short term investments, net	112,150	—	—			112,150
Accounts receivable, net	57,538	4,339	—			61,877
Other receivables	2,103	445	(322)	(b	)	2,226
Inventories, net	15,669	1,314	1,657	(c	)	18,640
Assets held of sale	2,105	—	—			2,105
Other current assets	3,000	359	1,814	(d	)	5,173
Deferred tax assets	7,399	—	—			7,399

Total current assets	330,733	10,664	(102,891)			238,506
Property and equipment, net	11,710	971	—			12,681
Goodwill	27,463	—	38,402	(e	)	65,865
Intangible assets, net	1,699	—	47,400	(f	)	49,099
Long-term deferred tax assets	19,748	—	—			19,748
Other assets	4,092	—	574	(g	)	4,666

Total assets	$395,445	$11,635	$(16,515)			$390,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,467	$1,736	$—			$48,203
Accrued wages and bonuses	6,294	1,007	—			7,301
Accrued interest payable	224	2	—			226
Accrued restructuring	26	—	—			26
Other accrued liabilities	9,862	1,599	4,776	(h	)	16,237
Obligations under term loan, current portion	—	156	(156)	(i	)	—

Total current liabilities	62,873	4,500	4,620			71,993

Long-term liabilities:
Convertible senior notes, net	97,345	—	—			97,345
Convertible subordinated notes, net	2,504	—	—			2,504
Due to Technology Partnerships Canada	—	704	(704)	(j	)	—
Obligations under term loan, long-term portion	—	180	(180)	(i	)	—

Total long-term liabilities	99,849	884	(884)			99,849

Total liabilities	162,722	5,384	3,736			171,842

Shareholders’ equity:
Preferred stock	—	29,704	(29,704)	(k	)	—
Common stock	202,703	32,884	(32,884)	(k	)	202,703
Additional paid in capital	—	843	(843)	(k	)	—
Retained earnings (deficit)	26,060	(57,180)	43,180	(l	)	12,060
Accumulated other comprehensive income:
Cumulative translation adjustments	3,960	—	—			3,960

Total shareholders’ equity	232,723	6,251	(20,251)			218,723

Total liabilities and shareholders’ equity	$395,445	$11,635	$(16,515)			$390,565

See accompanying notes to the Unaudited Pro Forma Combined financial statements.

RADISYS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands of U.S. Dollars, except per share data)

	RadiSys	Convedia
	For the Six	For the Six
	Months Ended	Months Ended	Pro Forma			Pro Forma
	June 30, 2006	June 30, 2006 *	Adjustments			Combined
Revenues	$150,350	$9,403	$—			$159,753
Cost of sales	109,023	2,919	(115)	(m	)	111,827

Gross margin	41,327	6,484	115			47,926
Research and development	19,841	4,572	372	(n	)	24,785
Selling, general and administrative	17,689	4,029	851	(o	)	22,569
Intangible assets amortization	461	—	8,248	(p	)	8,709
Restructuring and other charges	(174)	—	—			(174)

Income (loss) from operations	3,510	(2,117)	(9,356)			(7,963)
Interest expense	(869)	(13)	13	(q	)	(869)
Interest income	4,871	106	(2,368)	(r	)	2,609
Other expense, net	475	50	—			525

Income (loss) before income tax provision (benefit)	7,987	(1,974)	(11,711)			(5,698)
Income tax provision (benefit)	2,202	(458)	(3,631)	(s	)	(1,887)

Net income (loss)	$5,785	$(1,516)	$(8,080)			$(3,811)

Net income (loss) per share:
Basic	$0.28					$(0.18)

Diluted	$0.24					$(0.18)

Weighted average shares outstanding:
Basic	20,858					20,858

Diluted	25,731					20,858

*	Convedia’s historical unaudited consolidated statement of operations for the six months ended June 30, 2006 was derived by adding Convedia’s consolidated statement of operations for the three months ended June 30, 2006 to Convedia’s consolidated statement of operations for the three months ended March 31, 2006. As a result, Convedia’s consolidated statement of operations for the three months ended March 31, 2006 was included in both the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2006 and the fiscal year ended December 31, 2005. (See Note 4)
See accompanying notes to the Unaudited Pro Forma Combined financial statements.

RADISYS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands of U.S. Dollars, except per share data)

	RadiSys	Convedia
	For the Year	For the Year
	Ended	Ended
	December 31,	March 31,	Pro Forma			Pro Forma
	2005	2006	Adjustments			Combined
Revenues	$260,234	$13,725	$—			$273,959
Cost of sales	183,398	4,522	62	(m	)	187,982

Gross margin	76,836	9,203	(62)			85,977
Research and development	29,784	7,468	751	(n	)	38,003
Selling, general and administrative	30,084	6,652	1,404	(o	)	38,140
Intangible assets amortization	2,052	—	16,496	(p	)	18,548
Restructuring and other charges	1,128	—	—			1,128

Income (loss) from operations	13,788	(4,917)	(18,713)			(9,842)
Loss on repurchase of convertible subordinated notes	(50)	—	—			(50)
Interest expense	(2,053)	(14)	14	(q	)	(2,053)
Interest income	6,337	190	(4,735)	(r	)	1,792
Other (expense) income, net	(879)	24	—			(855)

Income (loss) before income tax provision (benefit)	17,143	(4,717)	(23,434)			(11,008)
Income tax provision (benefit)	1,185	(601)	(7,577)	(s	)	(6,993)

Net income (loss)	$15,958	$(4,116)	$(15,857)			$(4,015)

Net income (loss) per share:
Basic	$0.79					$(0.20)

Diluted	$0.68					$(0.20)

Weighted average shares outstanding:
Basic	20,146					20,146

Diluted	24,832					20,146

See accompanying notes to the Unaudited Pro Forma Combined financial statements.

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
1. BASIS OF PRO FORMA PRESENTATION
     On September 1, 2006, RadiSys Corporation (“RadiSys”) completed the acquisition of all of the capital stock of Convedia Corporation (“Convedia”), a privately held corporation incorporated under the laws of Canada, under the terms of the Arrangement Agreement (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement, RadiSys paid approximately $105 million in cash at closing (“Initial Consideration”). Up to an additional $10 million in cash (the “Final Consideration”) is payable based on a contingent payment formula tied to achieving certain profitability goals during the twelve-month period beginning October 1, 2006 (“Contingent Payment Provision”). The total preliminary purchase price of the acquisition which consists of the Initial Consideration and the estimated direct acquisition-related expenses is currently estimated to be approximately $110.9 million and has been accounted for as a nontaxable purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” The Final Consideration and any associated direct expenses will be recorded as additional goodwill when the Contingent Payment Provision is determinable beyond a reasonable doubt.
     The Unaudited Pro Forma Combined Balance Sheet as of June 30, 2006 and the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2006 and fiscal year ended December 31, 2005 combine the historical RadiSys and Convedia balance sheets and statements of operations as if the Acquisition, which occurred on September 1, 2006, had been completed on June 30, 2006 for purposes of the presentation of the Unaudited Pro Forma Combined Balance Sheet and on January 1, 2005 for purposes of the presentation of the Unaudited Pro Forma Combined Statements of Operations.
     The total preliminary purchase price of the acquisition is as follows (in thousands):

Cash paid for Initial Consideration	$105,000
Direct transaction costs	5,858

Total preliminary purchase price	$110,858

     The preparation of these unaudited pro forma combined financial statements requires management to make estimates and judgments that may affect the reported amounts of assets, liabilities, and revenues and expenses. On an on-going basis, management evaluates its estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
Preliminary Estimated Purchase Price Allocation
     The preliminary estimated allocation of the purchase price to Convedia’s tangible and identifiable intangible assets acquired and liabilities assumed was based on their estimated fair values as of June 30, 2006 and may be affected and materially changed by the results of Convedia’s operations up to the closing date (September 1, 2006) of the acquisition. The valuation of the tangible and identifiable intangible assets and liabilities are subject to updated valuations and further review by management, which may result in material adjustments. Adjustments to these estimates will be included in the final allocation of the purchase price of Convedia. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.
     Until the Final Consideration and any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets and liabilities is considered final, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of RadiSys and Convedia.

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
     The total preliminary purchase price of $110.9 million has been allocated for purposes of the unaudited pro forma financial statements as follows (in thousands):

Fair value of tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$3,167
Accounts receivable, net	4,339
Other receivables	123
Inventories, net	2,971
Short-Term deferred tax assets	2,661
Other current assets	702
Property and equipment, net	971
Long-term deferred tax assets	7,893
Deferred tax asset valuation allowance	(2,483)
Other assets	574
Accounts payable	(1,736)
Accrued wages and bonuses	(1,007)
Accrued interest payable	(2)
Other accrued liabilities	(920)
Deferred tax liabilities	(2,661)
Long-term deferred tax liabilities	(5,410)

9,182
Deferred compensation	1,874
Identifiable intangible assets	47,400
In-process research and development charges	14,000
Goodwill	38,402

Total preliminary purchase price	$110,858

Tangible assets acquired and liabilities assumed
     As previously noted, the preliminary estimated allocation of the purchase price to Convedia’s tangible assets acquired and liabilities assumed was based on their estimated fair values as of June 30, 2006 and may be affected and materially changed by the results of Convedia’s operations up to the closing date (September 1, 2006) of the acquisition. These estimates are based on a preliminary valuation and are subject to updated valuations and further review by management, which may result in material adjustments.
     The following table summarizes the estimated fair value of the property and equipment acquired from Convedia and their estimated useful lives (in thousands):

		Weighted Average
	Preliminary	Remaining Useful
	Fair Value	Life (in years)
Leasehold improvements	$45	1
Furniture and office equipment	145	4
Computer software	132	2
Computer hardware	649	2

Total property and equipment	$971

     At June 30, 2006, Convedia’s remaining royalties payable to Technology Partnerships Canada amounted to $704 thousand and amounts outstanding under a term loan payable to a Canadian subsidiary of a major U.S. bank amounted to $336 thousand.
     In fiscal 1998, Convedia entered into a technology and application development project agreement with Technology Partnerships Canada under which it received contributions totalling Cdn$1.1 million. In exchange for this contribution, Convedia agreed to a 2% royalty on gross revenue, beginning April 1999, to a maximum of approximately Cdn$1.6 million. During fiscal 2002, Convedia recorded the difference between the amount received and the maximum amount repayable of Cdn$470 thousand as a financing cost. The Technology Partnerships Canada agreement expires on the earlier of full repayment of Cdn$1.6 million or July 31, 2007. On August 31, 2006, prior to the closing of the Acquisition, Convedia paid

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
Technology Partnerships Canada $785 thousand which settled the liability in full, and terminated the Technology Partnerships Canada agreement.
     On May 12, 2005, Convedia entered into an agreement with a Canadian subsidiary of a major U.S. bank (the “holder”) for the provision of credit facilities. The credit facilities consisted of an operating line to a maximum of $3,000,000 to support working capital and term loans for approximately $1,000,000 to support capital expenditures. Interest was payable monthly. The operating line bears interest at U.S. prime rate and the loans bear interest at U.S. prime rate plus 0.25%. The credit facilities are secured by a first priority general security interest on Convedia’s assets. At June 30, 2006, there were no amounts outstanding on the operating line and $336 thousand outstanding on the term loan. Prior to the closing of the Acquisition, on August 31, 2006, Convedia paid the term loan in full and the holder of the credit facilities release its security interest on Convedia’s assets.
Deferred Compensation
     According to the terms of the Acquisition Agreement, all outstanding Convedia stock options vested and considered exercised immediately upon closing or September 1, 2006. The proceeds of which would be distributed as follows: 75% of the purchase price per share less the exercise price was paid to the option holder at closing or September 1, 2006 and the remaining 25% is to be paid in full to those Convedia employees still employed by RadiSys after one year of service. The 75% paid at the time of the acquisition is included in the purchase price and is allocated to goodwill. The remaining 25% is recorded as deferred compensation and amortized through the Statement of Operations for the life of the asset (one year).
Identifiable intangible assets
     We have estimated the fair value of the acquired identifiable intangible assets, which are subject to amortization, using the income approach. These estimates are based on a preliminary valuation and are subject to final valuations and further review by management, which may result in material adjustments. The following table sets forth the components of these other intangible assets and their weighted average estimated useful lives (in thousands):

		Weighted Average
	Preliminary	Remaining Useful
	Fair Value	Life (in years)
Core and developed technology	35,900	3.0
Trademark and tradename	2,900	4.9
Customer-related intangible	8,200	2.4
Backlog	400	0.2

Total acquired identifiable intangible assets	$47,400

In-process research and development
     In-process research and development (“IPRD”) represents Convedia research and development projects that had not reached technological feasibility and had no alternative future use when acquired. Using the income approach to value the IPRD, RadiSys determined that $14.0 million of the purchase price represents purchased in-process technology. Due to its non-recurring nature, the IPRD charge has been excluded from the unaudited pro forma combined statements of operations. The IPRD costs will be expensed in RadiSys’ consolidated financial statements in the third quarter of 2006.
2. PRO FORMA ADJUSTMENTS
     The following pro forma adjustments are included in the unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet:
(a) Adjustments to cash and cash equivalents (in thousands):

To reflect the cash payment for the Initial Consideration	$105,000
To reflect the payment in full of the amounts outstanding on the Convedia term loan and the Convedia royalties payable to Technology Partnerships Canada prior to the closing of the acquisition	1,040

$106,040

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
(b)	Adjustment to reflect the write off of the Convedia investment tax credits. Investment tax credits relating to scientific research and experimental development were accounted for using the deferral method. To the extent there was reasonable assurance the credits would be realized, they were recorded in the year the related expenditure was made as an income tax benefit. To receive the credit accrued through March 2006, Convedia must remain a Canadian-controlled private company. Upon the closing of the Acquisition, Convedia ceased to be a Canadian-controlled private company and, as such, this receivable, in the amount of $322 thousand became uncollectible.
(c)	Adjustment to reflect the write up of Convedia’s inventories to fair value. RadiSys determined the fair value of the finished goods inventory as the estimated selling price less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort. RadiSys determined that the historical cost basis of the work-in-process and raw materials inventories was equal to replacement cost. Due to its non-recurring nature, the effect of the write up of Convedia’s inventories to fair value has been excluded from the unaudited pro forma combined statements of operations.

(d)	Adjustments to other current assets (in thousands):

To record the current portion of the write-up associated with excess of fair value over cost of the operating lease for Convedia’s facilities	$343
To record the portion of the preliminary purchase price allocated to deferred compensation	1,874
To eliminate RadiSys’ direct transaction costs	(403)

$1,814

(e)	Adjustments to goodwill to record the allocation of the purchase price.

(f)	Adjustment to intangible assets, net to record the allocation of the purchase price.
(g)	Adjustment to record the long-term portion of the write-up associated with excess of fair value over cost of the operating lease for Convedia’s facilities.

(h)	Adjustments to other accrued liabilities (in thousands):

To write down deferred revenue to fair value	$(622)
To write off the deferred rent liability	(57)
To eliminate RadiSys’ direct transaction costs	(403)
To record an accrual for direct transaction costs	5,858

$4,776

(i)	Adjustment to record the payment in full of the amounts outstanding on the Convedia term loan prior to the closing of the acquisition.
(j)	Adjustment to record the payment in full of the amounts outstanding for royalties payable to Technology Partnerships Canada prior to the closing of the acquisition.
(k)	Adjustment to eliminate Convedia’s Preferred stock, Common stock, and Additional paid in capital at the time of the acquisition.
(l)	Adjustment to retained earnings (in thousands):

To record the elimination of Convedia’s accumulated deficit	$57,180
To record the allocation of the purchase price to IPRD	(14,000)

$43,180

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
(m)	Adjustments to cost of sales (in thousands):

	For the Six	For the
	Months Ended	Year Ended
	June 30, 2006	December 31, 2005
To record amortization of deferred compensation	$237	$454
Reclassification of Convedia’s sales commissions to selling, general and administrative expenses, consistent with RadiSys financial statement presentation	(352)	(392)

	$(115)	$62

(n)	Adjustments to record the amortization of deferred compensation to research and development expenses.

(o)	Adjustments to selling, general and administrative expenses (in thousands):

	For the Six	For the Year
	Months Ended	Ended
	June 30, 2006	December 31, 2005
To record amortization of deferred compensation	$328	$669
To record the amortization of the excess of fair value over cost of the operating lease for Convedia’s facilities	171	343
Reclassification of Convedia’s sales commissions from cost of sales, consistent with RadiSys financial statement presentation	352	392

	$851	$1,404

(p)	Adjustments to record amortization of acquired identifiable intangible assets resulting from the allocation of preliminary purchase price.
(q)	Adjustment to reflect the reduction of interest expense due to the payment in full of the amounts outstanding on the Convedia term loan prior to the closing of the acquisition.
(r)	Adjustment to reflect the estimated decrease in interest income due to the decrease in cash associated with the Initial Consideration.

(s)	Adjustments to income tax provision (benefit) (in thousands):

	For the Six	For the Year
	Months Ended	Ended
	June 30, 2006	December 31, 2005
To reflect the elimination of Convedia income tax benefit	$458	$601
To record the tax benefit associated with intangible asset amortization	(2,804)	(5,609)
To record the tax benefit associated with deferred compensation amortization	(319)	(637)
To record the reduction of the tax provision associated with the estimated decrease of interest income associated with the cash payment for the Initial Consideration	(908)	(1,816)
To record the tax benefit associated with amortization of the excess fair value of the operating lease for Convedia’s facilities	(58)	(116)

	$(3,631)	$(7,577)

3. STOCK-BASED COMPENSATION
     According to the terms of the Acquisition Agreement, all outstanding Convedia stock options vested and considered exercised immediately upon closing or September 1, 2006. Convedia recorded the required pre-acquisition stock-based compensation charge related to the acceleration of vesting of options in its pre-acquisition financial statements. On August 31, 2006, the Compensation and Development Committee of the Board of Directors (the “Compensation Committee”) of

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
RadiSys adopted the RadiSys Corporation Stock Plan for Convedia Employees (the “Plan”) for awards to be made in connection with the acquisition of Convedia. The Plan became effective as of September 1, 2006 (the “Effective Date”). The Plan permits the granting of stock options, restricted stock and restricted stock units. The maximum number of shares of common stock with respect to which awards may be granted is 365,000 shares (subject to adjustment in accordance with the Plan). The awards may only be granted to employees transferred from Convedia in connection with the acquisition of Convedia and in connection with the future hiring of new employees of Convedia. Unless sooner terminated by the Board of Directors, the Plan will terminate on the tenth anniversary of the Effective Date.
     The Plan provides that the Compensation Committee will determine the option price at which common stock may be purchased, but the price will not be less than the fair market value of the common stock on the date the option is granted. The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant.
     In connection with the closing of the acquisition of Convedia, the Compensation Committee awarded stock options, restricted stock units and restricted stock for 169,300, 132,905 and 5,800 shares of RadiSys common stock, respectively, to the Convedia employees in accordance with the Plan. The Convedia stock option grants were issued under an option agreement that provides, among other things, that the option grant vests over a 3 year period; specifically, 33% of the options vest one year after the grant date and approximately 2.75% of the options vest monthly for 24 months after the first year. The restricted stock unit and restricted share grants were issued under an agreement that provides, among other things, that the restricted stock unit or restricted share grant vests over a three year period; specifically, 33% of the units or shares vest each year following the date of the grant.
     RadiSys currently estimates the stock-based compensation associated with these stock options, restricted stock units and restricted shares to amount to $5.3 million, which will be recognized on a straight-line basis over the requisite service period, which is 3 years from the date of grant.
4. CONVEDIA STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006
     Operating information about the duplicated quarter is as follows (in thousands):

Convedia
For the Three
Months Ended
March 31, 2006
Revenues	$4,141
Cost of sales	1,370

Gross margin	2,771
Research and development	2,290
Selling, general and administrative	2,068
Intangible assets amortization	—
Restructuring and other charges	—

Income (loss) from operations	(1,587)
Interest expense	(6)
Interest income	49
Other expense, net	22

Income (loss) before income tax provision (benefit)	(1,522)
Income tax provision (benefit)	(457)

Net income (loss)	$(1,065)

5. FORWARD-LOOKING STATEMENTS
     The foregoing unaudited pro forma combined financial information contains certain estimates by management and forward-looking statements, within the meaning of and made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements that relate to future events or to our future performance are forward-looking statements. In some cases, forward looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or

RADISYS CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited, stated in U.S. Dollars)
other comparable terminology. Although we believe that the expectations expressed in these estimates and forward-looking statements are reasonable, there can be no assurance that our expectations will turn out to be correct. Actual results could differ materially from the outlook, guidance and expectations in these estimates and forward-looking statements as a result of a number of risk factors, including without limitation, (a) that we may not be able to successfully implement our business strategy, (b) that we may not be able to successfully integrate operations, technologies, products or personnel from the acquisition of Convedia, (c) that we may not realize the benefits we are seeking from the Convedia acquisition and such acquisition may be more costly or less profitable than anticipated and may adversely affect the price of our stock, and (d) the factors listed from time to time in RadiSys’ SEC reports, including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2005 and in RadiSys’ Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC. Although forward-looking statements help provide additional information, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information presented in the foregoing pro forma combined financial information is as of September 26, 2006. RadiSys undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in its expectations.